Exhibit 10.23

PERFORMANCE SHARE AWARD SUBPLAN

OF THE 2012 OMNIBUS STOCK COMPENSATION PLAN

2017-2019 PERFORMANCE PERIOD

EASTMAN CHEMICAL COMPANY

EASTMAN CHEMICAL COMPANY
PERFORMANCE SHARE AWARD SUBPLAN
OF THE 2012 OMNIBUS STOCK COMPENSATION PLAN
2017-2019 PERFORMANCE PERIOD
Section 1.Background. Under Article 4 of the Eastman Chemical Company 2012 Omnibus Stock Compensation Plan (the “Plan”), the “Committee” (as defined in the Plan), may, among other things, award shares of the $.01 par value common stock (“Common Stock”) of Eastman Chemical Company (the “Company”) to “Participants” (as defined in the Plan), and such awards may take the form of “Performance Awards” (as defined in the Plan) which are contingent upon the attainment of certain performance objectives during a specified period, and subject to such other terms, conditions, and restrictions as the Committee deems appropriate. Performance Awards may be structured as “Qualified Performance-Based Awards” (as defined in the Plan) in order to be exempt from the compensation deduction limit of Section 162(m) of the Internal Revenue Code of 1986 (“Code Section 162(m)”). The purpose of this Performance Share Award Subplan (this “Subplan”) is to set forth the terms of the Performance Awards to be awarded for the 2017-2019 Performance Period specified herein, effective as of January 1, 2017 (the “Effective Date”).
Section 2.Definitions.
(a)The following definitions shall apply to this Subplan:
(i)“Actual Grant Amount” means the number of shares of Common Stock to which a participant is entitled under a Performance Award, calculated in accordance with Section 6 of this Subplan.
(ii)“Award Amount” means the number of shares of Common Stock subject to the Performance Award granted to the Participant under this Subplan at the beginning of the Performance Period.
(iii)“Award Payment Date” means the date the Committee approves the payout of Common Stock covered by an award under this Subplan to a Participant.
(iv)“Comparison Group” is the group of companies within the S&P 1500 “Materials Sector” that are classified by Standard & Poor’s as Chemical companies excluding The Chemours Company and Rayonier Advanced Materials and also including Celanese Corporation, Westlake Chemical Corporation, and Huntsman Corporation. The S&P “Materials Sector” index is an index of industrial companies selected from the S&P “Super Composite 1500” Index.
(v) “Cost of Capital” reflects the Company’s cost of debt and the cost of equity, expressed as a percentage, reflecting the percentage of interest charged on debt and the percentage of expected return on equity. “Cost”, “debt”, “equity”, “interest”, “interest charged on debt”, and “return on equity” shall be determined and measured in accordance with accounting principles generally accepted in the United States (“GAAP”) as applied in preparing the Company’s consolidated financial statements as of the Effective Date, excluding the impact of any subsequent changes during the Performance Period in GAAP or in the manner of application of GAAP in the preparation of the Company’s consolidated financial statements, and including the results from any operations which are included in the Company's continuing operations as of the Effective Date and which are subsequently presented as discontinued operations during the Performance Period as a result of a divestiture.
(vi)“Earnings from Continuing Operations” shall be defined as the total sales of the Company minus the costs of all operations of any nature used to produce such sales, including taxes, plus after-tax interest associated with the Company’s capital debt (as defined in Section 2(a)(xii). “Sales”, “costs of operations”, “taxes”, and “after-tax interest associated with capital debt” shall be determined and measured in accordance with accounting principles generally accepted in the United States (“GAAP”), as applied in preparing the Company’s consolidated financial statements as of the Effective Date, excluding the impact of any subsequent changes during the Performance Period in GAAP or in the manner of application of GAAP in the preparation of the Company’s consolidated financial statements, and including the results from any operations which are included in the Company's continuing operations as of the Effective Date and which are subsequently presented as discontinued operations during the Performance Period as a result of a divestiture.

(vii) “Maximum Deductible Amount” means the maximum amount deductible by the Company, taking into consideration the limitations under Code Section 162(m), of the Internal Revenue Code of 1986, as amended, or any similar or successor provisions thereto.
(viii)“Participation Date” means February 28, 2017.
(ix)“Performance Period” means January 1, 2017 through December 31, 2019.
(x)“Performance Year” means one of the three calendar years in the Performance Period.
(xi)    “Qualifying Termination” means a termination of employment when one of the following criteria has been met: combined age and years of service which equals or exceeds 75; age 55 and 10 years of service; or age 50 or greater at hire date, and 5 years of service; or age 65.
(xii) “Return on Invested Capital” shall mean the return produced by funds invested in the Company and shall be determined as Earnings from Continuing Operations, as defined in Section 2(a)(vi), divided by the Average Capital Employed.  The impact on Earnings from Continuing Operations and on Average Capital Employed of one or more acquisitions with an aggregate purchase price of $300 million or more and of individual acquisitions with a purchase price of greater than $100 million shall be excluded for the calendar year in which the acquisition or acquisitions occur.  Average Capital Employed shall be derived by adding the Company’s capital debt plus equity at the close of the last day of the year preceding the Performance Year to the Company’s capital debt plus equity at the close of the last day of the present Performance Year, with the resulting sum being divided by two.  Capital debt is defined as the sum of borrowing by the Company due within one year and long-term borrowing, as designated on the Company’s balance sheet.  The resulting ratio shall be multiplied by One Hundred (100) in order to convert such to a percentage.  Such percentage shall be calculated to the third place after the decimal point (i.e., xx.xxx%), and then rounded to the second place after the decimal point (i.e., xx.xx%). “Equity”, “borrowing due within one year”, and “long-term borrowing” shall be determined and measured in accordance with accounting principles generally accepted in the United States (“GAAP”), as applied in preparing the Company’s consolidated financial statements as of the Effective Date, excluding the impact of any subsequent changes during the Performance Period in GAAP or in the manner of application of GAAP in the preparation of the Company’s consolidated financial statements, and including the results from any operations which are included in the Company's continuing operations as of the Effective Date and which are subsequently presented as discontinued operations during the Performance Period as a result of a divestiture.
(xiii) “Target Award” means, with respect to any eligible Participant, the targeted value based on the percentage of base salary specified on Exhibit A hereto for the Salary Grade applicable to such Participant.
(xiv)    “TSR” means total stockholder return, as reflected by the sum of (A) change in stock price (measured as the difference between (I) the average of the closing prices of a company’s common stock on the New York Stock Exchange, or of the last sale prices or closing prices of such stock on another national trading exchange, as applicable, in the period beginning on the tenth trading day preceding the beginning of the Performance Period and ending on the tenth trading day of the Performance Period and (II) the average of such closing or last sale prices for such stock in the period beginning on the tenth trading day preceding the end of the Performance Period and ending on the tenth trading day following the end of the Performance Period) plus (B) dividends declared, assuming reinvestment of dividends, and expressed as a percentage return on a stockholder’s hypothetical investment.
(b)Any capitalized terms used but not otherwise defined in this Subplan shall have the respective meanings set forth in the Plan.
Section 3.Administration. This Subplan shall be administered by the Compensation and Management Development Committee of the Board of Directors. The Committee shall have authority to interpret this Subplan, to prescribe rules and regulations relating to this Subplan, and to take any other actions it deems necessary or advisable for the administration of this Subplan, and shall retain all general authority granted to it under Article 4 of the Plan. At the end of the Performance Period, the Committee shall approve Actual Grant Amounts awarded to participants under this Subplan in accordance with the applicable approval and certification requirements specified in the Plan.
Section 4.Eligibility; Types of Awards. The Participants who are eligible to participate in this Subplan are those employees who, as of the Participation Date, are at Salary Grades 49 through 51 and 105 and above. Employees who are promoted during the Performance Period to a position that would meet the above criteria, but who do not hold such position as of the

Participation Date, are not eligible to participate in this Subplan. The Covered Employees identified on Schedule A shall receive Performance Awards that are Qualified Performance-Based Awards. The remainder of the Participants shall receive Performance Awards that are not intended to be Qualified Performance-Based Awards.
Section 5.Form of Payout of Awards. Subject to the terms and conditions of the Plan and this Subplan, amounts earned in connection with the Performance Awards under this Subplan shall be paid out in the form of unrestricted shares of Common Stock; provided, however, that any fractional share of Common Stock, payable as a result of Section 9 of this Subplan or otherwise, shall be paid in cash in an amount representing the market value of such fractional share at the time of payment.
Section 6.Size of Awards.
(a)Target Award. Exhibit A hereto shows by Salary Grade the Target Long-Term Incentive Award as a percentage of base salary and the percentage of Performance Shares determined by Salary Grade. The Salary Grade to be used in determining the percentage of base salary for any Award Amount to a Participant under this Subplan shall be the Salary Grade applicable to the position held by the participant on the Participation Date. The actual size of the Award Amount to the Participant shall be determined by the Committee with respect to Participants who are executive officers of the Company, and by the Committee’s senior management delegates in the case of all other Participants, based on the Participant’s past performance and potential for contributions to the Company’s future long term success. Based on this assessment, the Participant may receive no award, the target award amount, or any amount within the Target Award range of ±25% converted to increments of full Shares. The Committee shall provide its delegates with guidelines for determining the cumulative award targets for Participants who are not executive officers of the Company.
(b)Actual Grant Amount. Subject to the Committee’s authority to adjust the Actual Grant Amount described in Section 12, the Actual Grant Amount awarded to the Participant at the end of the Performance Period is determined by applying a multiplier to the Participant’s Award Amount. The multiplier shall be determined by comparing Company performance relative to two measures:
(i)The Company’s TSR during the Performance Period relative to the TSRs of the companies in the Comparison Group during the Performance Period. The Company and each company in the Comparison Group shall be ranked by TSR, in descending order, with the company having the highest TSR during the Performance Period being ranked number one. The Comparison Group shall further be separated into quintiles (first 20%, second 20%, etc.) and the Company’s position, in relation to the Comparison Group, shall be expressed as a position in the applicable quintile ranking; and
(ii)The arithmetic average, for each of the Performance Years during the Performance Period, of the Company’s average Return on Invested Capital. Moreover, in the case of Performance Awards that are intended to be Qualified Performance-Based Awards, Return on Invested Capital will be measured in a manner that complies with Code Section 162(m), including the requirement that the performance goals be objectively measured.
An award multiplier table is shown in Exhibit B. The award multiplier is based on the Company’s performance relative to its quintile ranking relative to the Comparison Group, and its average Return on Invested Capital during the Performance Period. The award multipliers range from 2.5 (i.e., 250%), if the Company’s TSR is in the top performing quintile (top 20%) of companies in the Comparison Group and the average Return on Invested Capital is greater than 10.01 percentage points, to 0.0 (with no shares of Common Stock earned by Participants under this Subplan) if the Company does not meet the specified levels of performance relative to the two measures.
Section 7.Composition of Comparison Group.
(a)Qualified Performance-Based Awards. In the case of Performance Awards that are intended to be Qualified Performance-Based Awards, any member of the Comparison Group that ceases to exist during the Performance Period shall be disregarded for the entire Performance Period. There shall be no other adjustments in the Comparison Group after commencement of the Performance Period with respect to Performance Awards that are intended to be Qualified Performance-Based Awards.
(b)Performance Awards. In the case of Performance Awards that are not intended to be Qualified Performance-Based Awards, the Committee retains the discretion to make the following adjustments in the Comparison Group during the Performance Period. A company in the Comparison Group may be dropped from the Comparison Group if a company’s common stock ceases to be publicly traded on a national stock exchange or market; or a company is a party to a significant merger, acquisition, or other reorganization. Under these, or similar, circumstances, the company or companies may be removed from the Comparison Group, and may be replaced with another company or companies by Standard & Poor’s, consistent with their established criteria for selection of companies for the Comparison Group. In any case where the Comparison Group ceases to exist, or is otherwise determined to no longer be appropriate as the basis for a measure under this Subplan, the Committee may designate a replacement Comparison Group. In any such case, the Committee shall have authority to determine the appropriate method of calculating the TSR of such former and/or replacement Comparison Group, whether by complete substitution of the replacement Comparison Group (and disregard of the former Comparison Group) over the entire Performance Period or by pro rata calculations for each Comparison Group or otherwise.
Section 8.Preconditions to Payout Under Performance Awards.
(a)Continuous Employment. Except as specified in paragraph (b) below, to be eligible for payout under a Performance Award under this Subplan, a Participant must remain continuously employed with the Company or a Subsidiary at all times from the Effective Date through the Award Payment Date.
(b)Qualifying Termination, Death, Disability, or Termination for an Approved Reason Before the Award Payment Date. If a Participant’s employment is terminated due to a Qualifying Termination, death, disability, or any approved reason as determined by the Committee (in the case of an executive officer) or the executive officer responsible for Human Resources (in the case of non-executive officers) prior to the Award Payment Date, the Participant shall receive, subject to the terms and conditions of the Plan and this Subplan, a payout representing a prorated portion of the Actual Grant Amount to which such Participant otherwise would have been entitled to receive under Section 6 of this Subplan had the Participant remained in employment to the end of the Performance Period, with the precise amount of such payout to be determined by multiplying the Actual Grant Amount by a fraction, the numerator of which is the number of full calendar months employed in the Performance Period from the award effective date through and including the effective date of such termination, and the denominator of which is 36 (the total number of months in the Performance Period).
Section 9.Manner and Timing of Award Payments.
(a)Timing of Award Payment. Except as provided in Section 9(c), if any Awards are payable under this Subplan, the payment of such Awards to Participants shall be made as soon as is administratively practicable after final approval by the Committee of such payments and within the first taxable year immediately following the end of the Performance Period.
(b)Tax Withholding. The Company may withhold or require the grantee to remit a cash amount sufficient to satisfy federal, state, and local taxes (including the participant’s FICA obligation) required by law to be withheld. Further, either the Company or the grantee may elect to satisfy the withholding requirement by having the Company withhold shares of Common Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction.
(c)Deferral of Award in Excess of the Maximum Deductible Amount. If payment under a Performance Award would, or could in the reasonable estimation of the Committee, result in the participant’s receiving compensation in excess of the Maximum Deductible Amount in a given year, then such portion (or all, as applicable) of the Award as would, or could in the reasonable estimation of the Committee, cause such participant to receive compensation from the Company in excess of the Maximum Deductible Amount may, at the sole discretion of the Committee, be converted into the right to receive a cash payment, which shall be paid at such time as permitted under Internal Revenue Code Section 409A and applicable Treasury Regulations and guidance thereunder.
Section 10.No Rights as Stockholder. No certificates for shares of Common Stock shall be issued under this Subplan, nor shall any participant have any rights as a stockholder as a result of participation in this Subplan, until the Actual Grant Amount has been determined and such participant has otherwise become entitled to an Award under the terms of the Plan and this Subplan. In particular, no participant shall have any right to vote or to receive dividends on any shares of Common Stock under this Subplan until certificates for such shares have been issued as described above.
Section 11.Application of Plan. The provisions of the Plan shall apply to this Subplan, and the provisions of this Subplan shall be interpreted in a manner consistent with the terms of the Plan.
Section 12.Adjustment of Actual Grant Amount. The Committee may, in its sole discretion, adjust the Actual Grant Amount to reflect overall Company performance and business and financial conditions, except in the case of a Performance Award that is a Qualified Performance-Based Award where such actions would cause the Performance Award that is a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption. In the case of a Performance Award that is a Qualified Performance-Based Award, the Committee shall retain the discretion to adjust such Award downward, either on a formula or discretionary basis or any combination, as the Committee determined.

Section 13.Reimbursement of Certain Compensation Following Restatement. The Award (including any shares of Common Stock received upon payout of the Award and any amount received for the sale of such shares) is subject to the provisions of the Plan and any applicable law (including the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act, and implementing rules and regulations of the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”)) or Company policy (including the Executive Incentive Pay Clawback Policy as adopted by the Committee on February 3, 2015 and as may be amended from time to time consistent with and to conform to SEC and NYSE rules and regulations) requiring reimbursement to the Company of certain incentive-based compensation following an accounting restatement due to material non-compliance by the Company with any financial reporting requirement or due to other events or conditions.
Section 14.Amendments. The Committee may, from time to time, amend this Subplan in any manner.
Section 15.     Code Section 409A. All Performance Awards granted under this Subplan shall be subject to the provisions of the Plan concerning Code Section 409A, which provisions shall be incorporated into this Subplan by reference.

EXHIBIT B
Award Multiplier Table 2017-2019 Award Multiplier Table

Return on Invested Capital Performance
Eastman TSR Relative to Comparison Companies	>5.01 to 6.00	6.01 to 7.00	7.01 to 8.00	8.01 to 9.00	9.01 to 10.00	>10.01
5th quintile	0.0	0.0	0.0	0.2	0.3	0.4
4th quintile	0.0	0.2	0.4	0.6	0.8	0.9
3rd quintile <50%	0.4	0.6	0.8	1.0	1.2	1.4
3rd quintile >50%	0.6	0.8	1.0	1.3	1.5	1.7
2nd quintile	1.0	1.2	1.4	1.7	1.9	2.1
1st quintile	1.0	1.8	2.0	2.3	2.4	2.5

EASTMAN CHEMICAL COMPANY
2012 OMNIBUS STOCK COMPENSATION PLAN

AWARD NOTICE FOR GRANT OF PERFORMANCE SHARES

Grantee:

Performance Period: January 1, 2017 through December 31, 2019

Number of Performance Shares Granted ("Target Award"):

Grant Date: January 1, 2017

This Award Notice for the Grant of Performance Shares (this "Award Notice") by and between Eastman Chemical Company ("Company") and the Grantee named above (referred to below as "you") evidences the grant by the Company of performance shares ("Performance Shares" or the "Award") to you on the date stated above (the "Grant Date") and your acceptance of such Performance Shares in accordance with the provisions of the Eastman Chemical Company 2012 Omnibus Stock Compensation Plan, as amended from time to time (the "Plan") and the provisions of the 2017-2019 Performance Share Award Subplan (the "Subplan"). For purposes of this Award Notice, any references to the Plan shall include the Subplan

The Performance Shares are subject to the terms and conditions set forth in the Plan (which is incorporated herein by reference), any rules and regulations adopted by the Board of Directors of the Company or the Compensation and Management Development Committee (collectively, the "Committee"), and this Award Notice. In the event of any conflict between the provisions of the Plan and the provisions of this Award Notice, the terms, conditions, and provisions of the Plan shall control, and this Award Notice shall be deemed to be modified accordingly. Capitalized terms used in this Award Notice that are not defined herein shall have the meanings set forth in the Plan. For purposes of this Award Notice, "Employer" means the Subsidiary that employs you, if you are not employed directly by the Company.

1.Performance Share Grant. You have been granted the number of Performance Shares specified above as the Target Award. Each Performance Share represents the right to receive a number of shares of the Company's $.01 par value Common Stock ("Common Stock") upon the attainment of specified performance conditions by the Company; provided, however, that any fractional share of Common Stock shall be paid in cash in an amount representing the market value of such fractional share at the time of payment.

2.Performance Conditions. The Performance Shares are subject to the attainment of the following performance conditions as defined in Section 6 of the Subplan and as specifically set forth in Exhibit A of this Award Notice (the "Performance Conditions"):

(a)     a comparison of the total stockholder return (referred to in the Subplan as "TSR," and reflecting both the change in stock price and the amount of dividends declared) of the Company during the Performance Period, to the TSRs of the companies in the Comparison Group (the group of companies within the Standard and Poor’s “Materials Sector” that are classified as Chemical companies excluding The Chemours Company and Rayonier Advanced Materials and also including Celanese Corporation, Westlake Chemical Corporation, and Huntsman Corporation. The S&P “Materials Sector” index, identified as Global Industry Classification Standard 15, is an index of industrial companies selected from the S&P “Super Composite 1500” index); and

(b)    the arithmetic average for each of the Performance Years during the Performance Period of the Company’s average Return on Invested Capital.

3.Vesting of Performance Shares. Subject to Sections 7 and 8 of this Award Notice, if you remain continuously employed with your Employer, the Company or one of its Subsidiaries during the Performance Period, you shall become vested in a number of Performance Shares equal to the Target Award multiplied by the multiplier as set forth in Exhibit A of this Award Notice corresponding to the Company's achievement of the Performance Conditions ("Actual Earned Shares")

4.Settlement of Performance Shares. The Company shall direct its transfer agent to issue you one share of Common Stock for each Actual Earned Share in your name or a nominee in book entry, or to issue one or more physical stock certificates representing such shares of Common Stock in your name, as soon as administratively practicable after the end of the Performance Period and final approval by the Committee; provided, however, that if payment of the Actual Earned Shares could, in the reasonable estimation of the Committee, result in your receiving compensation, in the year of scheduled payment, in excess of the amount deductible by the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), or other applicable local laws, rules or regulations, then such portion (or all, as applicable) of the Actual Earned Shares as could, in the reasonable estimation of the Committee, create such excess compensation, may, at the sole discretion of the Committee, be converted into the right to receive a cash payment, which shall be paid at such time as permitted under Code Section 409A, applicable Treasury Regulations and guidance thereunder, as specified in Section 9 of the Subplan, or as permitted under applicable local laws, rules or regulations.

If any portion of the Actual Earned Shares is converted into a right to receive a cash payment as described above, an amount representing the Fair Market Value of the deferred portion of the Actual Earned Shares will be credited to the Eastman Stock Account of the Eastman Chemical Company Executive Deferred Compensation Plan (the “EDCP”) and hypothetically invested in units of Common Stock. Thereafter, such amount will be treated in the same manner as other investments in the EDCP, all as specified in Section 9 of the Subplan.

5.Nontransferability of Performance Shares; Limitation on Issuance of Shares. The Performance Shares are not transferable except by will or by the laws of descent and distribution, and may not be sold, assigned, pledged or encumbered in any way, whether by operation of law or otherwise. Following the Performance Period, certificates for the shares of Common Stock underlying the Actual Earned Shares may be issued during your lifetime only to you, except in the case of a permanent disability involving mental incapacity. Upon your death, any unissued shares of Common Stock underlying the Actual Earned Shares may be transferred to your legal representative as determined under applicable law, subject to the terms set forth in Section 7 of this Performance Shares Notice.

6.Limitation of Rights. You will not have any rights as a stockholder with respect to the shares of Common Stock underlying the Performance Shares until you become the holder of record of such shares following the determination of the Actual Earned Shares upon conclusion of the Performance Period and the issuance of such shares to you pursuant to Section 4 of this Award Notice.

7.Termination.

(a)    Upon a termination of your employment with your Employer, the Company or any of its Subsidiaries by reason of a Qualifying Termination (as defined below) or by reason of death or disability, or for another approved reason as determined by the Committee (in the case of the executive officers) or the executive officer responsible for Human Resources (in the case of non-executive employees), you (or your legal representative, as applicable) will receive after the end of the Performance Period, subject to the terms and conditions of the Plan, a pro-rata portion of the Actual Earned Shares that you otherwise would have received had you remained in continuous employment with your Employer, the Company or one of its Subsidiaries during the entire Performance Period based upon the number of full months in which you were employed during the Performance Period. For purposes of this Award Notice, a “Qualifying Termination” means a termination of employment by reason of resignation or without cause when:

•	your combined age and years of service with your Employer, the Company and its Subsidiaries equals or exceeds 75;

•	you have attained age 55 and 10 years of service with your Employer, the Company and its Subsidiaries;

•	you had attained age 50 or greater as of your hire date and you have attained 5 years of service with your Employer, the Company and its Subsidiaries; or

•	you have attained age 65.

(b)    Upon termination of employment with your Employer, the Company or any of its Subsidiaries for reasons other than those described in this Section, including for Cause, your Performance Shares shall be immediately canceled and forfeited. In such event, neither you nor any of your successors, heirs, assigns or personal representatives will thereafter have any further rights or interest in such shares or otherwise in this Award. For purposes of the foregoing, “Cause” shall have the same meaning as set forth in the Plan.

8.Income Tax and Social Insurance Contributions Withholding.

(a)    Regardless of any action the Company or your Employer take with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and your Employer: (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Shares, including the grant of the Performance Shares, upon settlement or payment of the Performance Shares pursuant to the attainment of the performance objectives, and the subsequent sale of any shares of Common Stock acquired pursuant to the Performance Shares and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Performance Shares to reduce or eliminate your liability for Tax-Related Items.

(b)    Prior to the delivery of shares of Common Stock upon settlement or payment of the Performance Shares pursuant to the attainment of the performance objectives, if your country of residence (and/or your country of employment, if different) requires withholding of Tax-Related Items, the Company shall withhold a sufficient number of whole shares of Common Stock otherwise issuable under the Performance Shares that have an aggregate Fair Market Value sufficient to pay the minimum Tax-Related Items required to be withheld. In cases where the Fair Market Value of the number of whole shares of Common Stock withheld is greater than the minimum Tax-Related Items required to be withheld, the Company shall make a cash payment to you equal to the difference as soon as administratively practicable. The cash equivalent of the shares of Common Stock withheld will be used to settle the obligation to withhold the Tax-Related Items. Alternatively, the Company or your Employer may withhold the minimum Tax-Related Items required to be withheld with respect to the shares of Common Stock in cash from your regular salary/wages, or from any other amounts payable to you. In the event the withholding requirements are not satisfied through the withholding of shares of Common Stock by the Company or through the withholding of cash from your regular salary/wages or any other amounts payable to you, no shares of Common Stock will be issued to you (or your estate) upon settlement or payment of the Performance Shares unless and until satisfactory arrangements (as determined by the Board of Directors) have been made by you with respect to the payment of any Tax-Related Items which the Company and your Employer determines, in its sole discretion, must be withheld or collected with respect to such Award. If you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company or your Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction. By accepting the Performance Shares, you expressly consent to the withholding of shares of Common Stock and/or the withholding of cash from your regular salary/wages or other amounts payable to you as provided for hereunder. All other Tax-Related Items related to the Performance Shares and any shares of Common Stock delivered in payment thereof are your sole responsibility.

9.Noncompetition; Confidentiality. You will not, without the written consent of the Company, either during your employment by your Employer, the Company or any of its Subsidiaries or thereafter, disclose to anyone or make use of any confidential information which you have acquired during your employment relating to any of the business of your Employer, the Company or any of its Subsidiaries, except as such disclosure or use may be required in connection with your work as an employee of the Company. During your employment by your Employer, the Company, or any of its Subsidiaries, and for a period of two years after the termination of such employment, you will not, either as principal, agent, consultant, employee or otherwise, engage in any work or other activity in competition with the Company in the field or fields in which you have worked for your Employer, the Company or any of its Subsidiaries. The provisions in this Section 9 apply separately in the United States and in other countries but only to the extent that its application shall be reasonably necessary for the protection of your Employer, the Company or any of its Subsidiaries. You will forfeit all rights under this Award Notice to or related to the Performance Shares if, in the determination of the Committee (in the case of executive officers) or of the executive officer responsible for Human Resources (in the case of non-executive employees), you have violated any of the provisions of this Section 9, and in that event any payment or other action with respect to the Performance Shares shall be made or taken, if at all, in the sole discretion of the Committee or the executive officer responsible for Human Resources.

10.Restrictions on Issuance of Shares. If at any time the Company determines that listing, registration or qualification of the shares covered by an Award upon any securities exchange or under any state or federal law, or the approval of any governmental agency, is necessary or advisable prior to the delivery of any certificate for shares of Common Stock subject to the Performance Shares, no such certificate may be delivered unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

11.Change in Ownership; Change in Control. Article 14 of the Plan contains certain special provisions that will apply in the event of a Change in Ownership or Change in Control, respectively.

12.Adjustment of Terms. The adjustment provisions of Article 15 of the Plan will control in the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Common Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend) or upon the occurrence of in anticipation of any other corporate event or transaction involving the Company (including, without limitation, any merger, combination, or exchange of shares).

13.Adjustment of Actual Grant Amount. The Committee may, in its sole discretion, adjust the Actual Earned Shares to reflect overall Company performance and business and financial conditions, except in the case of an Award that is a Qualified Performance-Based Award where such actions would cause the Performance Shares that is a Qualified Performance-Based Award to cease to qualify for the performance-based exemption under Code Section 162(m). In the case of an Award that is a Qualified Performance-Based Award, the Committee shall retain the discretion to adjust such Award downward, either on a formula or discretionary basis or any combination, as the Committee determined.

14.Reimbursement of Certain Compensation Following Restatement. The Award (including any shares of Common Stock received upon payout of the Award and any amount received for the sale of such shares) is subject to the provisions of the Plan and any applicable law (including the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act, and implementing rules and regulations of the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”)) or Company policy (including the Executive Incentive Pay Clawback Policy as adopted by the Committee on February 3, 2015 and as may be amended from time to time consistent with and to conform to SEC and NYSE rules and regulations) requiring reimbursement to the Company of certain incentive-based compensation following an accounting restatement due to material non-compliance by the Company with any financial reporting requirement or due to other events or conditions. For purposes of the foregoing, you expressly and explicitly authorize the Company to issue instructions, on your behalf, to any brokerage firm or third party administrator engaged by the Company to hold your shares of Common Stock and other amounts acquired under the Plan to re-convey, transfer, or otherwise return such shares of Common Stock and/or other amounts to the Company.

15.Repatriation and Legal/Tax Compliance Requirements. If you are a resident of or employed in a country other than the United States, you agree, as a condition of the grant of the Performance Shares, to repatriate all payments attributable to the shares of Common Stock and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of the shares of Common Stock acquired pursuant to this Award) in accordance with local foreign exchange rules and regulations in your country of residence (and country of employment, if different). In addition, you agree to take any and all actions, and consent to any and all actions taken by your Employer, the Company or any of its Subsidiaries as may be required to allow your Employer, the Company or any of its Subsidiaries to comply with local laws, rules and regulations in your country of residence (and country of employment, if different). Finally, you agree to take any and all actions that may be required to comply with your personal legal and tax obligations under local laws, rules and regulations in your country of residence (and country of employment, if different).

If you are resident or employed in a country that is a member of the European Union, the grant of the Performance Shares and this Award Notice is intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of this Award Notice is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.

16.No Guarantee of Employment. The grant of the Performance Shares shall not create any employment relationship with the Company or any of its Subsidiaries. Further, the grant of the Performance Shares shall not confer upon you any right of continued employment with your Employer nor limit in any way the right of your Employer to terminate your employment at any time. You shall have no rights as a stockholder of the Company with respect to any shares of Common Stock underlying the Performance Shares until the attainment of the performance objectives and subsequent issuance of such shares of Common Stock in settlement of the Performance Shares.

17.Discretionary Nature of Grant; No Vested Rights. You acknowledge and agree that the Plan is discretionary in nature and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of the Performance Shares under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of any grant, the number of shares of Common Stock subject to the grant, and the vesting provisions. Any amendment, modification or termination of the Plan or the Subplan shall not constitute a change or impairment of the terms and conditions of your employment with your Employer.

18.Currency Fluctuation. Neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the local currency of your country of residence and the U.S. dollar that may affect the value of the Performance Shares or of any amounts due to you pursuant to the settlement of the Performance Shares or the subsequent sale of any shares of Common Stock acquired upon settlement of the Performance Shares.

19.Termination Indemnities. Your participation in the Plan and Subplan is voluntary. The value of the Performance Shares and any other awards granted under the Plan and Subplan is an extraordinary item of compensation outside the scope of your employment (and your employment contract, if any). Any grant under the Plan or Subplan, including the grant of the Performance Shares, is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments.

20.Consent to Collection, Processing and Transfer of Personal Data. Pursuant to applicable personal data protection laws, the Company hereby notifies you of the following in relation to your personal data and the collection, use, processing and transfer of such data in relation to the Company’s grant of the Performance Shares and your participation in the Plan. The collection, use, processing and transfer of your personal data is necessary for the Company’s administration of the Plan and your participation in the Plan. Your denial and/or objection to the collection, use, processing and transfer of personal data may affect your participation in the Plan. As such, you voluntarily acknowledge and consent (where required under applicable law) to the collection, use, processing and transfer of personal data as described herein.

The Company and its Affiliates and Subsidiaries hold certain personal information about you, including your name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company or any Affiliate or Subsidiary, details of all equity awards or any other entitlement to shares of Common Stock awarded, canceled, purchased, vested, unvested or outstanding in your favor, for the purpose of managing and administering the Plan (“Data”). The Data may be provided by you or collected, where lawful, from third parties, and the Company and its Affiliates and Subsidiaries will process the Data for the exclusive purpose of implementing, administering and managing your participation in the Plan. The Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations in your country of residence. Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. Data will be accessible within the organization of the Company and its Affiliates and Subsidiaries only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for your participation in the Plan.

The Company and its Affiliates and Subsidiaries will transfer Data as necessary for the purpose of implementation, administration and management of your participation in the Plan, and the Company and its Affiliates and Subsidiaries may further transfer Data to any third parties assisting the Company and its Affiliates and Subsidiaries in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. You hereby authorize (where required under applicable law) them to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on your behalf to a broker or other third party with whom you may elect to deposit any Shares acquired pursuant to the Plan.

You may, at any time, exercise your rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Data, (b) verify the content, origin and accuracy of the Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, and (d) to oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and your participation in the Plan. You may seek to exercise these rights by contacting your local HR manager or the Company’s Human Resources Department.

21.Private Placement. If you are a resident and/or employed outside of the United States, the grant of the Performance Shares is not intended to be a public offering of securities in your country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filing with the local securities authorities (unless otherwise required under local law), and the Performance Shares is not subject to the supervision of the local securities authorities.

22.Insider Trading/Market Abuse Laws. If you are a resident or employed outside of the United States, your country of residence (and country of employment, if different) may have insider trading or market abuse laws that may affect your ability to acquire or sell shares of Common Stock under the Plan during such times you are considered to have “inside information” (as defined under local law). These laws may be the same or different from any insider trading policy of the Company. You acknowledge and agree that it is your personal responsibility to be informed of and compliant with such regulations.

23.Electronic Delivery. The Company, in its sole discretion, may decide to deliver any documents related to the Performance Shares to you under the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

24.English Language. If you are resident outside of the United States, you acknowledge and agree that it is your express intent that the Performance Shares Notice, the Plan, the Subplan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Performance Shares, be drawn up in English. If you have received the Performance Shares Notice, the Plan or any other documents related to the Performance Shares translated into a language other than English, and if the meaning of the translated version is different from the English version, the meaning of the English version shall control.

25.Addendum. Notwithstanding any provisions of the Performance Shares Notice to the contrary, the Performance Shares shall be subject to any special terms and conditions for your country of residence (and country of employment, if different), as set forth in the applicable Addendum to the Performance Shares Notice. Further, if you transfer residence and/or employment to another country reflected in an Addendum to the Performance Shares Notice, the special terms and conditions for such country will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the Performance Shares, the Plan, and the Subplan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer). Any applicable Addendum shall constitute part of the Performance Shares Notice.

26.Additional Requirements. The Company reserves the right to impose other requirements on the Performance Shares, any payment made pursuant to the Performance Shares, and your participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the Performance Shares and the Plan. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

27.Governing Law. This Award Notice shall be construed, administered and governed in all respects under and by the applicable laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation to the substantive law of another jurisdiction.

28.Venue. In accepting the Performance Shares grant, you are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Tennessee of the United States of America to resolve any and all issues that may arise out of or relate to the Performance Shares and the Performance Shares Notice.

29.Binding Effect. This Award Notice shall be binding upon the Company and you and its and your respective heirs, executors, administrators and successors.

30.Conflict. To the extent the terms of the Performance Shares Notice are inconsistent with the Plan, the provisions of the Plan shall control and supersede any inconsistent provision of the Performance Shares Notice.

31.Non-Negotiable Terms. The terms of the Performance Shares Notice are not negotiable, but you may refuse to accept the Performance Shares by notifying the Company’s executive officer responsible for Human Resources in writing; any such refusal of acceptance will immediately cancel and forfeit the award.

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EASTMAN CHEMICAL COMPANY
2012 OMNIBUS STOCK COMPENSATION PLAN

ADDENDUM TO AWARD NOTICE FOR GRANT OF PERFORMANCE SHARES

In addition to the terms of Eastman Chemical Company 2012 Omnibus Stock Compensation Plan (the “Plan”), the 2017-2019 Performance Share Award Subplan (the "Subplan"), and the Award Notice for the Grant of Performance Shares (the “Award Notice”), the Performance Shares are subject to the following additional terms and conditions as set forth in this addendum to the extent you reside and/or are employed in one of the countries addressed herein (the “Addendum”). All defined terms as contained in this Addendum shall have the same meaning as set forth in the Plan, the Subplan, and the Award Notice. To the extent you transfer residence and/or employment to another country, the special terms and conditions for such country as reflected in this Addendum (if any) will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the operation and administration of the Performance Shares, the Plan, and the Subplan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer).

China

The following provisions shall apply to the extent you are a local national of the People's Republic of China ("PRC"):

1.    Termination of Employment. Except as otherwise required by the State Administration of Foreign Exchange (the "SAFE") and notwithstanding any provision in the Award Notice or the Plan to the contrary, upon a termination of your employment with your Employer, the Company or any of its Subsidiaries by reason of a Qualifying Termination (as defined below) or by reason of death or disability, or for another approved reason as determined by the Committee (in the case of the executive officers) or the executive officer responsible for Human Resources (in the case of non-executive employees) prior to completion of the Performance Period:

a.
If such termination occurs before the mid-point of the Performance Period, you (or your legal representative, as applicable) shall become vested in a number of Performance Shares equal to the Target Award; or

b.
If such termination occurs on or after the mid-point of the Performance Period, you (or your legal representative, as applicable) shall become vested in a number of Performance Shares equal to the Target Award multiplied by the multiplier as set forth in Exhibit A of this Award Notice corresponding to the Company's achievement of the most recent Performance Conditions available on the date of termination, as determined by the Committee in its sole discretion.

2.    Immediate Sale of Shares. Notwithstanding anything in the Award Notice to the contrary, all shares of Common Stock issued in connection with your Performance Shares shall be immediately sold unless and until the Committee determines otherwise. For purposes of the foregoing, the Company shall establish procedures for effectuating the immediate sale of the shares of Common Stock issued in connection with your Performance Shares (including procedures whereby the Company may issue sales instructions on your behalf), and you hereby agree to comply with such procedures and to take any and all actions as the Company may determine, in its sole discretion, are necessary or advisable for purposes of complying with PRC laws, rules and regulations.

3.    Exchange Control Restrictions. You acknowledge and agree that you will be required immediately to repatriate to the PRC the proceeds from the sale of any shares of Common Stock acquired under the Plan, as well as any other cash amounts attributable to the shares of Common Stock acquired under the Plan (collectively, "Cash Proceeds"). Further, you acknowledge and agree that the repatriation of the Cash Proceeds must be effected through a special bank account established by your Employer, the Company or one of its Subsidiaries, and you hereby consent and agree that the Cash Proceeds may be transferred to such account by the Company on your behalf prior to being delivered to you. The Cash Proceeds may be paid to you in U.S. dollars or local currency at the Company’s discretion. If the Cash Proceeds are paid to you in U.S. dollars, you understand that a U.S. dollar bank account must be established and maintained in China so that the proceeds may be deposited into such account. If the Cash Proceeds are paid to you in local currency, you acknowledge and agree that the Company is under no obligation to secure any particular exchange conversion rate and that the Company may face delays in converting the Cash Proceeds to local currency due to exchange control restrictions. You agree to bear any currency fluctuation risk between the time the shares of Common Stock are sold and the Cash Proceeds are converted into local currency and distributed to you. You further agree to comply with any other requirements that may be imposed by your Employer, the Company and its Subsidiaries in the future in order to facilitate compliance with exchange control requirements in the PRC.

4.    Administration. Your Employer, the Company and its Subsidiaries shall not be liable for any costs, fees, lost interest or dividends or other losses you may incur or suffer resulting from the enforcement of the terms of this Addendum or otherwise from the operation and enforcement of the terms of the Plan, the Award Notice and the Option in accordance with PRC law including, without limitation, any applicable SAFE rules, regulations and requirements.

BY SIGNING BELOW, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE PROVISIONS OF THE AWARD NOTICE, THE PLAN AND THIS ADDENDUM.

__________________________________
Signature

__________________________________
Printed Name

_____________________
Date

IMPORTANT NOTE: THIS ADDENDUM MUST BE SIGNED AND RETURNED TO

Singapore (ECAP)
Compensation and Benefits / Regional HR Manager
9 North Buona Visa Drive
Singapore 138588

NO LATER THAN 90 DAYS FOLLOWING THE GRANT DATE.

Finland

1.    Withholding of Tax-Related Items. Notwithstanding anything in Section 8 of the Award Notice to the contrary, if you are a local national of Finland, any Tax-Related Items shall be withheld only in cash from your regular salary/wages or other amounts payable to you in cash or such other withholding methods as may be permitted under the Plan and allowed under local law.

France

1.    English Language. You acknowledge and agree that it is your express intent that this Award Notice, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Performance Shares, be drawn up in English. If you have received this Award Notice, the Plan, the Subplan or any other documents related to the Performance Shares translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

Langue anglaise. Vous reconnaissez et consentez que c'est votre intention expresse que cet Accord, le Projet et tous les autres documents, les notifications et l'événement légal est entré dans, compte tenu de ou institué conformément à la Récompense de Award, est formulé dans l'anglais. Si vous avez reçu cet Accord, le Projet ou aucuns autres documents liés a relaté à la Récompense de Award traduite dans une langue autrement que l'anglais, et si le sens de la version traduite est différent de la version anglaise, la version anglaise contrôlera.

BY SIGNING BELOW, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE PROVISIONS OF THE AWARD NOTICE, THE PLAN AND THIS ADDENDUM.
__________________________________
Signature
__________________________________
Printed Name
_____________________
Date

IMPORTANT NOTE: THIS ADDENDUM MUST BE SIGNED AND RETURNED TO

Eastman Chemical B.V.
HR-Compensation and Benefits
Capelle, Netherlands

NO LATER THAN 90 DAYS FOLLOWING THE GRANT DATE.

Malaysia

1.    CONSENT TO COLLECTION, PROCESSING AND TRANSFER OF PERSONAL DATA. THIS PROVISION REPLACES SECTION 20 OF THE AWARD NOTICE IN ITS ENTIRETY;

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data, as described in this Addendum and any other Performance Share grant materials by and among, as applicable, the Company and Affiliates and Subsidiaries for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You understand that the Company and Affiliates and Subsidiaries may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Performance Shares or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”). The Data is supplied by the Company and also by you through information collected in connection with the Award Notice and the Plan.
You understand that Data will be transferred to the current stock plan service providers or a stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that if you reside outside the United States, you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Company, the stock plan service provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Shares received upon vesting of the Performance Shares may be deposited. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that if you reside outside the United States, you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data, limit the processing of Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consent herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Company will not be adversely affected; the only adverse consequence of refusing or withdrawing your consent is that the Company may not be able to grant you Performance Shares or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

Anda dengan ini secara eksplisit dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi anda seperti yang diterangkan dalam Lampiran ini dan apa-apa bahan Performance Share yang lain oleh dan di antara, seperti yang berkenaan, Syarikat dan Ahli Gabungan dan Anuk untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan penyertaan anda di dalam Pelan.
Anda memahami bahawa Syarikat Ahli Gabungan dan Anuk mungkin memegang maklumat peribadi tertentu tentang anda, termasuk, tetapi tidak terhad kepada, nama anda, alamat rumah dan nombor telefon, tarikh lahir, nombor insurans sosial atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa Syer atau jawatan pengarah yang dipegang dalam Syarikat, butir-butir semua Performance Shares, atau apa-apa hak lain atas Syer yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedahanda, untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan tersebut ("Data"). Data tersebut dibekalkan oleh Syarikat dan juga oleh anda berkenaan dengan Notis Award dan Pelan.
Anda memahami bahawa Data ini akan dipindahkan kepada pembekal perkhidmatan pelan saham semasa atau pembekal perkhidmatan pelan saham yang mungkin dipilih oleh Syarikat pada masa depan, yang membantu Syarikat dengan pelaksanaan, pentadbiran dan pengurusan Pelan. Anda memahami bahawa penerima-penerima Data mungkin berada di Amerika Syarikat atau mana-mana tempat lain, dan bahawa negara penerima-penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara anda. Anda memahami bahawa sekiranya anda menetap di luar Amerika Syarikat, anda boleh meminta satu senarai yang mengandungi nama-nama dan alamat-alamat penerima-penerima Data yang berpotensi dengan menghubungi wakil sumber manusia tempatan. Anda memberi kuasa kepada Syarikat, pembekal perkhidmatan pelan saham dan mana-mana penerima-penerima kemungkinan lain yang mungkin akan membantu Syarikat (pada masa sekarang atau pada masa depan) dengan melaksanakan, mentadbir dan menguruskan Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, bagi tujuan melaksanakan, mentadbir dan menguruskan penyertaan anda di dalam Pelan, termasuk segala pemindahan Data tersebut sebagaimana yang dikehendaki kepada broker, egen eskrow atau pihak ketiga dengan siapa Saham diterima semasa peletakhakan Performance Shares mungkin didepositkan. Anda memahami bahawa Data hanya akan disimpan selagi ia adalah diperlukan untuk melaksanakan, mentadbir, dan menguruskan penyertaan anda dalam Pelan. Anda memahami bahawa sekiranya anda menetap di luar Amerika Syarikat, anda boleh, pada bila-bila masa, melihat Data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data, mengehadkan pemprosesan Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil sumber manusia tempatan. Selanjutnya, anda memahami bahawa anda memberikan persetujuan di sini secara sukarela semata-mata. Sekiranya anda tidak bersetuju, atau sekiranya anda kemudian membatalkan persetujuan anda, status pekerjaan atau perkhidmatan dan kerjaya anda dengan Syarikat tidak akan terjejas; satu-satunya akibat buruk sekiranya anda tidak bersetuju atau menarik balik persetujuan andaadalah bahawa Syarikat tidak akan dapat memberikan Perforamance Shares kepada anda atau anugerah ekuiti lain atau mentadbir atau mengekalkan anugerah-anugerah tersebut. Oleh itu, anda memahami bahawa keengganan atau penarikan balik persetujuan anda boleh menjejaskan keupayaan anda untuk mengambil bahagian dalam Pelan. Untuk maklumat lebih lanjut mengenai akibat-akibat keengganan anda untuk memberikan keizinan atau penarikan balik keizinan, anda memahami bahawa anda boleh menghubungi wakil sumber manusia tempatan.

BY SIGNING BELOW, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE PROVISIONS OF THE AWARD NOTICE, THE PLAN AND THIS ADDENDUM.

__________________________________
Signature

__________________________________
Printed Name

____________________
Date

IMPORTANT NOTE: THIS ADDENDUM MUST BE SIGNED AND RETURNED TO

Singapore (ECAP)
Compensation and Benefits / Regional HR Manager
9 North Buona Visa Drive
Singapore 138588

NO LATER THAN 90 DAYS FOLLOWING THE GRANT DATE.

Mexico

1.    Commercial Relationship. You expressly recognize that your participation in the Plan, and the Company’s grant of the Performance Shares does not constitute an employment relationship between you and the Company. The Company has granted you the Performance Shares as a consequence of the commercial relationship between the Company and the Company’s Subsidiary in Mexico that employs you (i.e., your Employer), and the Company’s Subsidiary in Mexico is your sole employer. Based on the foregoing, (a) you expressly recognize the Plan, the Subplan, and the benefits you may derive from your participation in the Plan does not establish any rights between you and your Employer, (b) the Plan, the Subplan, and the benefits you may derive from your participation in the Plan are not part of the employment conditions and/or benefits provided by your Employer, and (c) any modifications or amendments of the Plan or the Subplan by the Company, or a termination of the Plan or Subplan by the Company, shall not constitute a change or impairment of the terms and conditions of your employment with your Employer.

2.    Extraordinary Item of Compensation. You expressly recognize and acknowledge that your participation in the Plan is a result of the discretionary and unilateral decision of the Company, as well as your free and voluntary decision to participate in the Plan in accord with the terms and conditions of the Plan, the Award Notice and this Addendum. As such, you acknowledge and agree that the Company may, in its sole discretion, amend and/or discontinue your participation in the Plan at any time and without any liability. The value of the Performance Shares is an extraordinary item of compensation outside the scope of your employment contract, if any. The Performance Shares are not part of your regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or any similar payments, which are the exclusive obligations of any Affiliate or Subsidiary.
BY SIGNING BELOW, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE PROVISIONS OF THE AWARD NOTICE, THE PLAN AND THIS ADDENDUM.

__________________________________
Signature

__________________________________
Printed Name

_____________________
Date
IMPORTANT NOTE: THIS ADDENDUM MUST BE SIGNED AND RETURNED TO

HR Manager, Latin American
Santo Toribio - MEXICO

NO LATER THAN 90 DAYS FOLLOWING THE GRANT DATE.

Netherlands

1.    Waiver of Termination Rights. In consideration of the grant of your Award, you agree that you waive any and all rights to compensation or damages as a result of any termination of employment for any reason whatsoever, insofar as those rights result or may result from (a) the loss or diminution in value of such rights or entitlements under the Plan or the Subplan, or (b) you cease to have rights under, or ceasing to be entitled to any awards under the Plan or Subplan as a result of such termination.

Singapore

1.    Qualifying Person Exemption. The following provision shall supplement Section 21 of the Performance Shares Notice:

The grant of the Performance Shares under the Plan is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan or the Subplan have not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore and are not regulated by any financial supervisory authority pursuant to any legislation in Singapore. You should note that, as a result, the Performance Shares is subject to section 257 of the SFA and accordingly, you will be unable to make (a) any subsequent sale of any shares of Common Stock pursuant to the Performance Shares in Singapore or (b) any offer of sale of any shares of Common Stock acquired as a result of the Performance Shares in Singapore, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).

South Korea

1.    Consent to Collection, Processing and Transfer of Personal Data. The following provision shall replace Section 20 of the Award Notice in its entirety:

Pursuant to applicable personal data protection laws, the Company hereby notifies you of the following in relation to your personal data and the collection, processing and transfer of such data in relation to the Company’s grant of Performance Shares and your participation in the Plan. The collection, processing and transfer of your personal data is necessary for the Company’s administration of the Plan and your participation in the Plan, and although you have the right to deny or object to the collection, processing and transfer of personal data, your denial and/or objection to the collection, processing and transfer of personal data may affect your participation in the Plan. As such, you voluntarily acknowledge and consent (where required under applicable law) to the collection, use, processing and transfer of personal data as described herein. The Company shall retain and use your personal data until the purpose of the collection and use of your personal data is accomplished and shall promptly destroy your personal data thereafter.

The Company holds certain personal information about you, including your name, home address and telephone number, date of birth, social security number (resident registration number) or other employee identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Performance Shares, options or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in your favor, for the purpose of managing and administering the Plan (“Data”). The Data may be provided by you or collected, where lawful, from third parties, and the Company will process the Data for the exclusive purpose of implementing, administering and managing your participation in the Plan. The Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations in your country of residence (and country of employment, if different). Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for your participation in the Plan.

The Company will transfer Data internally as necessary for the purpose of implementation, administration and management of your participation in the Plan, and the Company may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The third party recipients of Data may be any Affiliates or Subsidiaries of the Company and / or Fidelity Stock Plan Services, LLC ("Fidelity") or any successor or any other third party that the Company or Fidelity (or its successor) may engage to assist with the implementation, administration and management of the Plan from time to time. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. You hereby authorize (where required under applicable law) them to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on your behalf to a broker or other third party with whom you may elect to deposit any Shares acquired pursuant to the Plan. Such third parties to which the Company will transfer your personal data shall retain and use your personal data until the purpose of the collection and use of your personal data is accomplished and shall promptly destroy your personal data thereafter.

The Company and any third party recipient of the Data will use, process and store the Data only to the extent they are necessary for the purposes described above.

You may, at any time, exercise your rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Data, (b) verify the content, origin and accuracy of the Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, (d) to oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and your participation in the Plan, and (e) withdraw your consent to the collection, processing or transfer of Data as provided hereunder (in which case, your Performance Shares will be null and void). You may seek to exercise these rights by contacting your local Human Resources manager or the Company’s Human Resources Department.

BY SIGNING BELOW, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE PROVISIONS OF THE AWARD NOTICE, THE PLAN AND THIS ADDENDUM. SPECIFICALLY, YOU AGREE TO THE:

1)	COLLECTION AND USE OF YOUR PERSONAL DATA.

2)	PROVISION OF YOUR PERSONAL DATA TO A THIRD PART AND TRANSFER OF YOUR PERSONAL DATA OVERSEAS.

3)	PROCESSING OF YOUR UNIQUE IDENTIFYING INFORMATION (RESIDENT REGISTRATION NUMBER).

__________________________________
Signature

__________________________________
Printed Name

_____________________
Date

IMPORTANT NOTE: THIS ADDENDUM MUST BE SIGNED AND RETURNED TO

Singapore (ECAP)
Compensation and Benefits / Regional HR Manager
9 North Buona Visa Drive
Singapore 138588

NO LATER THAN 90 DAYS FOLLOWING THE GRANT DATE.

United Kingdom

1.    Income Tax and Social Insurance Contribution Withholding. The following provision shall replace Section 8 of the Performance Shares Notice:

Regardless of any action the Company or your Employer takes with respect to any or all income tax and primary Class 1 National Insurance contributions, payroll tax or other tax-related withholding attributable to or payable in connection with or pursuant to the grant of the Performance Shares, the settlement or payment of the Performance Shares pursuant to the attainment of the performance objectives, and the acquisition of shares of Common Stock, or the release or assignment of the Performance Shares for consideration, or the receipt of any other benefit in connection with the Performance Shares (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility. Furthermore, the Company and/or your Employer: (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Shares, including the grant of the Performance Shares, settlement or payment of the Performance Shares pursuant to the attainment of the performance objectives, the acquisition of shares of Common Stock, the subsequent sale of any shares of Common Stock acquired and the receipt of any dividends; and (b) do not commit to structure the terms of the grant or any aspect of the Performance Shares to reduce or eliminate your liability for Tax-Related Items.
As a condition of the issuance of shares of Common Stock upon settlement or payment of the Performance Shares pursuant to the attainment of the performance objectives, the Company and your Employer shall be entitled to withhold and you agree to pay, or make adequate arrangements satisfactory to the Company and/or your Employer to satisfy, all obligations of the Company and/or your Employer to account to HM Revenue & Customs (“HMRC”) for any Tax-Related Items. In this regard, you authorize the Company and your Employer to withhold all applicable Tax-Related Items legally payable by you from any salary/wages or other cash compensation paid to you by the Company and your Employer. Alternatively, or in addition, if permissible under local law, you authorize the Company and/or your Employer, each at its discretion and pursuant to such procedures as it may specify from time to time, to satisfy the obligations with regard to all Tax-Related Items legally payable by you by one of the following: (a) by electing to have the Company withhold from the shares of Common Stock to be issued upon settlement or payment of the Performance Shares pursuant to the attainment of the performance objectives a sufficient number of whole shares of Common Stock having an aggregate Fair Market Value that would satisfy the withholding amount, provided, however, that in no event may the whole number of shares of Common Stock withheld in the case of this clause (a) exceed the applicable statutory minimum withholding rates (if any); or (b) in cash. If the obligation for Tax-Related Items is satisfied by withholding a number of shares of Common Stock as described herein, you are deemed to have been issued the full number of shares of Common Stock subject to the Performance Shares, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Performance Shares.
If, by the date on which the event giving rise to the Tax-Related Items occurs (the "Chargeable Event"), you have relocated to a jurisdiction other than the jurisdiction in which you were living in at the Date of Grant, you acknowledge that the Company and your Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
You also agree that the Company and your Employer may determine the amount of Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right which you may have to recover any overpayment from the relevant tax authorities.
You shall pay to the Company or your Employer any amount of Tax-Related Items that the Company or your Employer may be required to account to HMRC with respect to the Chargeable Event that cannot be satisfied by the means previously described. If payment or withholding is not made within 90 days after the end of the UK tax year in which the event giving rise to the income tax liability occurs or such other period specified in section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the "Due Date"), you agree that the amount of any uncollected Tax-Related Items shall (assuming you are not a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), constitute a loan owed by you to your Employer, effective on the Due Date. You agree that the loan will bear interest at the then-current HMRC Official Rate and it will be immediately due and repayable, and the Company and/or your Employer may recover it at any time thereafter by any of the means referred to above. If any of the foregoing methods of collection are not allowed under applicable laws or if you fail to comply with your obligations in connection with the Tax-Related Items as described in this section, the Company may refuse to deliver the shares of Common Stock acquired under the Plan.
3.    Exclusion of Claim. You acknowledge and agree that you will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from your ceasing to have rights under or to be entitled to the Performance Shares, whether or not as a result of your own termination of employment (whether the termination is breach of contract or otherwise) or from the loss or diminution in value of the Performance Shares. Upon the grant of the Performance Shares, you shall be deemed irrevocably to have waived any such entitlement.

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EXHIBIT A

Award Multiplier Table 2017-2019 Award Multiplier Table

Return on Invested Capital Performance
Eastman TSR Relative to Comparison Companies	>5.01 to 6.00	6.01 to 7.00	7.01 to 8.00	8.01 to 9.00	9.01 to 10.00	>10.01
5th quintile	0.0	0.0	0.0	0.2	0.3	0.4
4th quintile	0.0	0.2	0.4	0.6	0.8	0.9
3rd quintile <50%	0.4	0.6	0.8	1.0	1.2	1.4
3rd quintile >50%	0.6	0.8	1.0	1.3	1.5	1.7
2nd quintile	1.0	1.2	1.4	1.7	1.9	2.1
1st quintile	1.0	1.8	2.0	2.3	2.4	2.5